                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary proxy statement            [ ] Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Rule 14a-12


                               CNB FINANCIAL CORP.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

The following is the letter to shareholders announcing the approval of the Company's Board of Directors of a $0.09 per share dividend sent by the Company on September 21, 2001:


September 21, 2001


Dear Shareholder:

At their August meeting, the Board of Directors of CNB Financial Corp. declared a $0.09 per share dividend, payable on September 10, 2001 to shareholders of record as of August 31, 2001. Enclosed please find your Dividend Reinvestment Statement.

I'm sure that many of you are aware of the proposed merger of CNB Financial Corp. and NBT Bancorp Inc. One important feature of the transaction is that you will continue to see the Central National Bank name after the merger. We look forward to continuing to offer the very best in community banking products and services under the name Central National Bank, a Division of NBT Bank, N.A.

Completing the merger still requires, among other things, the approval of CNB and NBT shareholders. Two Special Meetings of Shareholders will be held on October 16, 2001, one for CNB shareholders and one for NBT shareholders. The CNB Financial Corp. Special Meeting will be held at 3:00 p.m., here in Canajoharie. To make voting in advance of the meeting more convenient, we will offer telephone and Internet voting in addition to the traditional mailing of a proxy ballot. Instructions for each voting option will appear on the ballot form.

The Board of Directors of your company believes that the merger is in the best interests of the company's shareholders, and unanimously recommends that the shareholders vote to adopt the merger agreement. I hope that you will take the time to carefully read the joint proxy statement/prospectus; proxy materials for this meeting will be delivered soon, if you have not received them already.

We at CNB Financial Corp. value the confidence and strong support that our shareholders have shown through the years. Whether or not you plan to attend the meeting on October 16th, I urge each of you to continue your support by voting either by phone, Internet or mail prior to the meeting.

Sincerely,

/s/ Donald L. Brass

Donald L. Brass
President

CNB FINANCIAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION                                   JUNE 30,
(dollars in thousands)                                                        2001      2000
                                                                               (UNAUDITED)
ASSETS:
Cash and due from banks                                                    $ 14,319   $ 19,350
Trading securities                                                            9,550         --
Securities available for sale, at fair value                                388,066    390,192
Net loans receivable                                                        538,460    488,718
Other assets                                                                 42,206     46,902
                                                                           --------   --------
                      TOTAL ASSETS                                         $992,601   $945,162
                                                                           ========   ========

LIABILITIES, GUARANTEED PREFERRED BENEFICIAL INTERESTS IN CORPORATION'S
JUNIOR SUBORDINATED DEBENTURES AND STOCKHOLDERS' EQUITY
Noninterest-bearing deposits                                               $ 79,138   $ 66,240
Interest-bearing deposits                                                   760,471    726,208
                                                                           --------   --------
                      TOTAL DEPOSITS                                        839,609    792,448
Borrowings                                                                   56,256     71,479
Other liabilities                                                            12,942      9,175
                                                                           --------   --------
                      TOTAL LIABILITIES                                     908,807    873,102

Guaranteed preferred beneficial interests in Corporation's
  junior subordinated debentures                                             18,000     18,000

Stockholders' equity                                                         65,794     54,060
                      TOTAL LIABILITIES, GUARANTEED PREFERRED BENEFICIAL
                      INTERESTS IN CORPORATION'S JUNIOR SUBORDINATED
                      DEBENTURES AND STOCKHOLDERS' EQUITY                  --------   --------
                                                                           $992,601   $945,162
                                                                           ========   ========

--------------------------------------------------------------------------------

                                                                                      THREE MONTHS ENDED      SIX MONTHS ENDED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME                                                JUNE 30,                JUNE 30,
(dollars in thousands, except share data)                                              2001       2000        2001          2000
                                                                                         (UNAUDITED)             (UNAUDITED)
INTEREST INCOME:
            Loans, including fees                                                   $ 10,532    $ 10,086    $ 21,465     $ 19,736
            Investment securities                                                      6,419       7,470      12,741       14,704
            Federal funds sold and other                                                  47          41          67          128
                                                                                    --------    --------    --------     --------
                                                                                      16,998      17,597      34,273       34,568
                                                                                    --------    --------    --------     --------
INTEREST EXPENSE:
            Deposits                                                                   8,596       8,394      17,289       16,365
            Borrowings                                                                   427         572       1,073        1,045
                                                                                    --------    --------    --------     --------
                                                                                       9,023       8,966      18,362       17,410
                                                                                    --------    --------    --------     --------
                         NET INTEREST INCOME                                           7,975       8,631      15,911       17,158

            Provision for loan losses                                                    360         320         620          740
                                                                                    --------    --------    --------     --------
                         NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           7,615       8,311      15,291       16,418
Other Income                                                                           1,455         566       3,200        1,967
Other Expense                                                                          6,381       6,282      12,843       12,823
                                                                                    --------    --------    --------     --------
            Income before income taxes                                                 2,689       2,595       5,648        5,562
            Income taxes                                                                 824         683       1,672        1,466
                                                                                    --------    --------    --------     --------
Net income before a cumulative effect of a change in accounting principle              1,865       1,912       3,976        4,096
Cumulative effect of a change in accounting principle                                     --          --         (95)          --
                                                                                    --------    --------    --------     --------
NET INCOME                                                                          $  1,865    $  1,912    $  3,881     $  4,096
                                                                                    ========    ========    ========     ========

Basic earnings per share before cumulative effect of a
 change in accounting principle                                                     $   0.25    $   0.26    $   0.53     $   0.55
Basic earnings per share after cumulative effect of a
 change in accounting principle                                                     $   0.25    $   0.26    $   0.52     $   0.55
Diluted earnings per share before cumulative effect of a
 change in accounting principle                                                     $   0.25    $   0.25    $   0.53     $   0.54
Diluted earnings per share after cumulative effect of a
 change in accounting principle                                                     $   0.25    $   0.25    $   0.52     $   0.54

PERFORMANCE RATIOS

Return on average assets                                                                0.76%       0.81%      81.00%        0.88%
Return on average equity                                                               11.49%      14.23%      12.07%       15.05%
Net interest margin (T.E.)                                                              3.49%       3.92%       3.54%        3.96%
Loan loss reserve / total loans                                                         1.54%       1.76%       1.54%        1.76%
Loan loss reserve / non performing loans                                              167.13%     168.71%     167.13%      168.71%
                                      Total market value of assets as of June 30, 2001:
                                       Trust Department                $ 443,622
                                        Central Asset Management, Inc. $  21,750

              CNB Financial Corp. Stock NASDAQ Trading Symbol: CNBF